UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 12, 2008

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KOWABUNGA! INC.

 (Exact name of registrant as specified in its charter)

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Nevada	001-32442	87-0450450
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

15550 Lightwave Drive 3RD Floor, Clearwater, Florida 33760

(Address of Principal Executive Office) (Zip Code)

(727) 324-0046

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02

Termination of a Material Definitive Agreement.

Kowabunga! Inc. (the “Company”) and Mr. Brown, Chief Financial Officer of the Company, mutually agreed to cancel Mr. Brown’s employment agreement dated September 6, 2006.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)      On December 12, 2008, Jody Brown tendered his resignation as Chief Financial Officer effective January 2, 2009. Mr. Brown has family outside the country and has elected to build a life with them outside the United States. Mr. Brown’s resignation did not result from any disagreement with, or inaccuracy or omission in, the Company’s accounting systems or financial reporting. All functional areas reporting to Mr. Brown will report to Richard K. Howe, Chief Executive Officer of the Company, until a replacement is appointed. Mr. Brown’s resignation does not trigger any severance payments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOWABUNGA! INC.

By:	/s/ RICHARD HOWE
Chief Executive Officer

Date:  December 17, 2008

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